UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 31, 2019

SP Plus Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(I.R.S. Employer Identification Number)

200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702
(Address of Principal Executive Offices) (Zip Code)

(312) 274-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.02. Results of Operations and Financial Condition.

Item 7.01. Regulation FD Disclosure.

          The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”

          On July 31, 2019, SP Plus Corporation (“SP” or the “Company”) issued a press release setting forth its second quarter 2019 results and announced the Company’s new stock repurchase program, as discuss under Item 8.01 below. A copy of SP’s press release is attached hereto as Exhibit 99 and is hereby incorporated by reference.

Item 8.01. Other Events.

          On July 31, 2019, the Company’s Board of Directors approved a stock repurchase program granting the Company authority to repurchase up to $50.0 million in common stock, in addition to the approximately $3.0 million remaining available under the Company’s previously approved stock repurchase program.

          The Company’s stock purchase programs do not obligate the Company to acquire any particular dollar amount or number of shares or to acquire shares on any particular timetable, and the programs may be suspended at any time at the Company’s discretion. The Company will make any repurchases of shares on the open market, which may include repurchases pursuant to Rule 10b5-1 trading plans, at times and prices considered appropriate, from time to time at the discretion of the Company, and subject to its assessment of alternative uses of capital, stock trading price, general market conditions, applicable legal and regulatory requirements and other relevant factors.

Item 9.01. Financial Statements and Exhibits.

99 Press release, dated July 31, 2019, issued by the Company (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP Plus Corporation

Date: July 31, 2019	By:	/s/ KRISTOPHER H. ROY
Kristopher H. Roy
Senior Vice President and Corporate Controller